KUN MING XIN YUAN TANG PHARMACIES CO. LTD.

FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 and 2007
(Stated in US Dollars)

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Equity holders of
Kun Ming Xin Yuan Tang Pharmacies Co. Ltd.

We have audited the accompanying balance sheets of Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (“the Company”) as of December 31, 2009, 2008 and 2007, and the related statements of income and comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009, 2008 and 2007, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the financial statements, the Company has restated the financial statements for the years ended December 31, 2009 and 2008.

Parker Randall CF (H.K.) CPA Limited
Certified Public Accountants
Hong Kong

November 19, 2010, except for note 2(k) and note 13 on March 21, 2011 and except for note 3 on September 15, 2011.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
BALANCE SHEETS
(Stated in US Dollars)

			As of December 31,
	Notes		2009	2008	2007
			Restated	Restated	Restated
			$	$	$
ASSETS
Current Assets
Cash and cash equivalents			37,906	80,857	9,462
Restricted cash	2	(e)	808,439	782,565	474,500
Inventories	4		2,938,291	4,875,494	3,971,544
Total Current Assets			3,784,636	5,738,916	4,455,506

Plant and equipment, net	5		4,271	7,196	17,516
Intangible assets, net	6		3,003	3,958	4,334
Due from a related party	3		-	-	-

TOTAL ASSETS			3,791,910	5,750,070	4,477,356

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings	7		732,408	-	-
Other payable and accrued liabilities	8		7,728,348	3,318,973	890,579
Notes payable	9		314,935	1,760,473	1,195,935
Income tax payable			1,740,599	835,137	294,387
Due to a related party	3		-	-	1,515,430

Total Current Liabilities			10,516,290	5,914,583	3,896,331

TOTAL LIABILITIES			10,516,290	5,914,583	3,896,331

COMMITMENTS AND CONTINGENCIES	13		-	-	-

STOCKHOLDERS’ EQUITY
Paid-in capital	10		266,101	266,101	120,815
Retained earnings	3		(7,107,632)	(550,099)	436,502

Accumulated other comprehensive income - foreign currency translation adjustments			117,151	119,485	23,708

TOTAL STOCKHOLDERS’ EQUITY			(6,724,380)	(164,513)	581,025
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY			3,791,910	5,750,070	4,477,356

See accompanying notes to the financial statement

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Stated in US Dollars)

		Year ended December 31,
	Notes	2009	2008	2007
		$	$	$

Net sales		25,285,526	17,154,331	10,838,041
Cost of sales		(20,726,221)	(14,243,436)	(9,250,629)

Gross profit		4,559,305	2,910,895	1,587,412
Selling expenses		(784,622)	(644,910)	(557,635)
Administrative expenses		(170,788)	(250,091)	(157,499)
Depreciation and amortization		(6,769)	(11,820)	(11,202)
Other operating expense		(7,443)	(10,760)	(9,560)

Income from operations		3,589,683	1,993,314	851,516
Interest income		13,057	17,593	11,710
Other income		48,543	4,190	2,366
Interest expense		(1,5130)	(54)	(3,154)

Income before tax		3,649,770	2,015,043	862,438
Income tax	12	(906,274)	(502,720)	(284,602)

Net income		2,743,496	1,512,323	577,836
Other comprehensive income - foreign currency translation adjustments		(2,334)	95,777	18,810

Comprehensive income		2,741,162	1,608,100	596,646

See accompanying notes to the financial statements

KUN MING XIN YUAN TANG PHARMACIES CO., LTD.
STATEMENTS OF STOCKHOLDERS’ EQUITY
(Stated in US Dollars)

		Paid-in	Retained	Accumulated	Total
		Capital	earnings	other
				comprehensive
				income
	Notes		As restated		As restated
			(Note 3)		(Note 3)
		$	$	$	$

Balance, January 1, 2007		120,815	(141,334)	4,898	(15,621)
Net income		-	577,836	-	577,836
Foreign currency translation adjustments		-	-	18,810	18,810

Balance, December 31, 2007		120,815	436,502	23,708	581,025
Capital contributions		145,286	-	-	145,286
Deemed distribution of dividend	3	-	(2,498,924)	-	(2,498,924)
Net income			1,512,323	-	1,512,323
Foreign currency translation adjustments		-	-	95,777	95,777

Balance, December 31, 2008		266,101	(550,099)	119,485	(164,513)
Net income		-	2,743,496	-	2,743,496
Deemed distribution of dividend	3	-	(9,301,029)	-	(9,301,029)
Foreign currency translation adjustments		-	-	(2,334)	(2,334)

Balance, December 31, 2009		266,101	(7,107,632)	117,151	(6,724,380)

See accompanying notes to the financial statements

KUN MING XIN YUAN TANG PHARMACIES CO., LTD.
STATEMENTS OF CASH FLOWS
(Stated in US Dollars)

	Year ended December 31,
	2009	2008	2007
	$	$	$

Cash Flows from Operating Activities
Net income	2,743,496	1,512,323	577,836
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,769	11,820	11,202
Changes in operating assets and liabilities:
Due from (to) a related party	(9,305,535)	(3,980,791)	1,928,656
Inventories	1,934,742	(602,037)	(2,478,230)
Other payables and accrued liabilities	4,412,854	2,281,026	107,721
Notes payable	(1,444,884)	463,648	(669,427)
Income tax payable	906,274	502,204	282,294

Net cash provided by (used in) operating activities	(746,284)	188,193	(239,948)

Cash Flows from Investing Activities
Purchase of plant and equipment	(2,892)	-	(4,210)
Purchase of intangible assets	-	-	(397)

Net cash used in investing activities	(2,892)	-	(4,607)

Cash flows from financing activities
Capital contributions from stockholders	-	145,286	-
New borrowings raised	732,638	-	-
Repayment of borrowings	-	-	(101,906)
Decrease (increase) in restricted cash	(26,375)	(265,167)	246,953

Net cash provided by (used in) financing activities	706,263	(119,881)	145,047

Effect of foreign currency translation on cash and cash Equivalents	(38)	3,083	3,813

Net increase (decrease) in cash and cash equivalents	(42,951)	71,395	(95,695)

Cash and cash equivalents - beginning of year	80,857	9,462	105,157

Cash and cash equivalents - end of year	37,906	80,857	9,462

Supplemental disclosures for cash flow information:

Cash paid for:
Interest	1,513	54	3,154
Income taxes	-	516	8

See accompanying notes to the financial statements

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (the “Company”) was established in the People’s Republic of China (“PRC”) on November 12, 2002.  The principal activities of the Company are the sales of Chinese patent drug, antibiotics, bio-chemicals, chemical preparations and biological in Yun Nan Province, the PRC.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Preparation

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

(b)	Use of Estimates

In preparing of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.  These accounts and estimates include, but are not limited to, the valuation of due from a related party, inventories and the estimation on useful lives of plant and machinery and intangible assets. Actual results could differ from those estimates.

(c)	Concentration of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash and due from a related party. The Company places its cash with financial institutions with high-credit ratings and quality. The Company conducts periodic reviews of the related party financial conditions and payment practices.

Other than the set forth below, no single external customer exceeded 10% of the Company’s total revenue for the years presented.

	Year ended December 31,
	2009	2008	2007

Customer A	-	14.9%	14.9%
Customer B	-	11.8%	14.2%
Customer C	-	-	10.7%

The Company relies on supplies from numerous vendors. The Company had one vendor that accounted for approximately 17.2% and 16.5% of total purchases for the year ended December 31, 2008 and 2009 respectively.

(d)	Cash and Cash Equivalents

The Company considers all highly liquid investments with initial maturities of three months or less to be cash equivalents. The Company maintains bank accounts in the PRC only.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(e)	Restricted Cash

Deposits in banks for securities of notes payable that are restricted in use are classified as restricted cash under current assets.

(f)	Trade and Other Receivables

Trade and other receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less allowance for impairment. An allowance for impairment of trade and other receivables is established when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of receivables. The amount of the allowance is the difference between the receivable’s carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate computed at initial recognition. The amount of the allowance is recognised in the statement of income and comprehensive income.

(g)	Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is determined using the weighted average basis. The cost of inventories, principally comprising purchase cost and other costs incurred in bringing the inventories to their present location and condition. Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and the estimated costs necessary to make the sale.

During the reporting years, the Company did not make any allowance for slow-moving or defective inventories.

(h)	Plant and Equipment

Plant and equipment are stated at cost less depreciation and accumulated impairment loss. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of plant and equipment is calculated to written off the cost, less their estimated residual value, if any, using the straight-line method over their estimated useful lives. The principal annual rates are as follows:

Office equipment	33⅓ %
Other equipment	20%
Motor vehicles	25%

(i)	Intangible Assets

Intangible assets are stated at cost less amortization and accumulated impairment loss. The intangible assets of the Company represent software in used.  The intangible assets are amortized over their estimated useful lives of 10 years using the straight-line method.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(j)	Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cash flows attributable to such assets. No impairment of long-lived assets was recognized for any of the periods presented.

(k)	Revenue Recognition

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time of delivery and the sales price is fixed or determinable and collection is reasonably assured.

When the customers checked and accepted the products, the collection is reasonably assured. Since the nature of the products, the type of their customers and their distribution methods are substantially similar, the revenue recognition policy on variable products is the same.

Sales are presented net of the Urban Maintenance and Construction Tax and educational fee which arises from Valued added Tax (VAT).

The amounts that have been netted against to the sales were $ 1,170, $ 3,416 and $ 5,461 during 2009, 2008 and 2007 respectively.

(l)	Advertising expenses

Advertising expenses are charged to expense as incurred. Advertising expenses amounted to $88, $62,586 and $1,618 during 2009, 2008 and 2007 respectively and are included in selling expenses.

(m)	Income taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

(n)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustments.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(o)	Foreign Currency Translation

The Company maintains its financial statements in the functional currency. The functional currency of the Company is the Renminbi (“RMB”). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars (“US$”). Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Exchange rates applied for the foreign currency translation during the years are as follows:

US$1 to RMB	2009	2008	2007

Closing rate	6.8268	6.8225	7.3046
Average rate	6.8247	7.0636	7.5560

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(p)	Financial instruments

The carrying amounts of all financial instruments approximate fair value. The carrying amounts of cash and cash equivalents, restricted cash, due from (to) a related party, notes payable, other payable and accrued liabilities and income tax payable approximate their fair values due to the short-term nature of these items. The carrying amounts of short-term borrowings approximate the fair value based on the Company’s expected borrowing rate for debt with similar remaining maturities and comparable risk.

It is management’s opinion that the Company is not exposed to significant interest, price or credit risks arising from these financial instruments.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(q)	Recent Accounting Pronouncements

In April 2009, the FASB issued FSP 157-4 “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. FSP 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. FSP 157-4 does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, FSP 157-4 requires comparative disclosures only for periods ending after initial adoption.

In May 2009, the FASB issued FSP SFAS 165 “Subsequent Events”. The objective of this Statement is to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 is effective for the interim and annual periods ending after June 15, 2009, which is now codified as FASB ASC 855 “Subsequent Events”. The adoption of FASB ASC 855 did not have a material impact on the Company’s financial position, results of operations and cash flows. Effective February 24, 2010, the Company adopted Accounting Standards Update (“ASU”) No. 2010-09, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements”, which removes the requirement to disclose the date through which subsequent events have been evaluated.

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140”. This statement is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, and is required to be adopted by the Company in the first quarter of fiscal year 2011. Earlier application is prohibited. This Statement must be applied to transfers occurring on or after the effective date.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(q)	Recent Accounting Pronouncements (cont’d)

In June 2009, the FASB issued SFAS No.167, “Amendments to FASB Interpretation No.46(R)”, which is codified as ASC 810. ASC 810 amends FASB Interpretation No.46(R), “Variable Interest Entities” for determining whether an entity is a variable interest entity (“VIE”) and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. Under ASC 810, an enterprise has a controlling financial interest when it has a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. ASC 810 also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance.

ASC 810 also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities. ASC 810 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. ASC 810 is effective for the Company in the first quarter of fiscal 2011.

In June 2009, the FASB issued SFAS 168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No 162”, which supersedes all existing non-SEC accounting and reporting standards. The codification does not change GAAP but rather organizes it into a new hierarchy with two levels: authoritative and non-authoritative. All authoritative GAAP carries equal weight and is organized in a topical structure.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, “Measuring Liabilities at Fair Value”, which is codified as ASC 820, “Fair Value Measurements and Disclosures”. This Update provides amendments to ASC 820-10, Fair Value Measurements and Disclosures –Overall, for the fair value measurement of liabilities. This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using a valuation technique that uses the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or that is consistent with the principles of ASC 820. The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents transfer of the liability.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(q)	Recent Accounting Pronouncements (cont’d)

The amendments in this Update also clarify that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the assets are required are Level 1 fair value measurements. ASC 820 is effective for the first reporting period (including interim periods) beginning after August 28, 2009.

In September 2009, the FASB issued ASU No. 2009-06, “Income Taxes (Topic 740)—Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities”, and it provides implementation guidance on accounting for uncertainty in income taxes effective for interim and annual reporting period ending on or after September 15, 2009.

In December 2009, the FASB issued ASU No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities (“ASU 2009-17”)”. ASU 2009-17 amends the variable-interest entity guidance in FASB ASC 810-10-05-8 to clarify the accounting treatment for legal entities in which equity investors do not have sufficient equity at risk for the entity to finance its activities without financial support. ASU 2009-17 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. ASU 2009-17 is effective for the Company in the first quarter of fiscal 2011.

The Company does not anticipate that the adoption of the above recent accounting pronouncements will have a material impact on these financial statements.

(r)	Correction of an Error in Previously Issued Financial Statements

Pursuant to ASC 250-10-50-7 When financial statements are restated to correct an error, the entity shall disclose that its previously issued financial statements have been restated, along with a description of the nature of the error. The entity also shall disclose both of the following:

a.	The effect of the correction on each financial statement line item and any per-share amounts affected for each prior period presented；
b.
The cumulative effect of the change on retained earnings or other appropriate components of equity or net assets in the statement of financial position, as of the beginning of the earliest period presented.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

3.	DEEMED DISTRIBUTION OF DIVIDEND

The company had a loan receivable from a related party (shareholder) in the amount of $11,799,953 as of December 31, 2009 and $2,498,924 as of December 31, 2008, which the SEC has deemed to be treated as a distribution to the related party and therefore a reduction of retained earnings. As a result, the Company has restated the financial statements in accordance with US Generally Accepted Accounting Principles (GAAP) as requested by the US Securities and Exchange Commission (SEC).

The following table presents the financial statements accounts which are restated:

	Note	Pre restated	Adjustments	Post restated
For the year ended December 31, 2008

Due from related party	(i)	2,498,924	(2,498,924)	-
Retained earning	(i)	1,948,825	(2,498,924)	(550,099)
Deemed distribution of dividend	(i)	-	2,498,924	2,498,924

	Note	Pre restated	Adjustments	Post restated
For the year ended December 31, 2009

Due from related party	(i)	11,799,953	(11,799,953)	-
Retained earning	(i)	4,692,321	(11,799,953)	(7,107,632)
Deemed distribution of dividend	(i)	-	11,799,953	11,799,953

(i)
Restated amount due from a related party (shareholder) and treated as a distribution to the related party and therefore a reduction of retained earnings. The nature of error was being a matter of disclosure in nature for presentation of consolidated financial statements in conformity with the United States Generally Accepted Accounting Principles.

4.	INVENTORY

	As of December 31,
	2009	2008	2007
	$	$	$

Finished goods	2,9838,291	4,875,494	3,971,544

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

5.	PLANT AND EQUIPMENT, NET

	As of December 31,
	2009	2008	2007
	$	$	$

Cost
Office equipment	9,887	7,000	6,538
Other equipment	29,717	29,735	27,773
Motor vehicles	21,709	21,723	20,289

	61,313	58,458	54,600
Accumulated depreciation	(57,042)	(51,262)	(37,084)

Plant and equipment, net	4,271	7,196	17,516

Depreciation charged for the years ended December 31, 2009, 2008 and 2007 were $5,815, $11,162 and $10,492 respectively.

6.	INTANGIBLE ASSET, NET

	As of December 31,
	2009	2008	2007
	$	$	$

Cost	8,174	8,179	7,639
Accumulated amortization	(5,171)	(4,221)	(3,305)

Intangible asset, net	3,003	3,958	4,334

Amortization recognized in the administrative expenses for the years ended December 31, 2009, 2008 and 2007 were $954, $658 and $710 respectively.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

6.	INTANGIBLE ASSET, NET (CONT’D)

The estimated aggregate amortization expenses for each of the five succeeding years are as follows:

Year ending December 31	$

2010	817
2011	817
2012	817
2013	373
2014 and thereafter	179

3,003

7.	SHORT-TERM BORROWINGS

The details of short-term borrowings as of December 31, 2009 are as follows:

Nature	Annual Interest Rate	Loan period	Outstanding loan amount	Collateral
			$

Bank loan	5.31%	07/12/2009 – 06/12/2010	732,408	N/A

Interest expense charged to operations for the short-term borrowings was $1,513 for the year ended December 31, 2009. There was no default of bank loan or interest payments during the year.

8.	OTHER PAYABLE AND ACCRUED LIABILITIES

	As of December 31,
	2009	2008	2007
	$	$	$

Rental payable	58,592	-	-
Other payables	146,482	-	-
Staff costs payable	133,420	95,787	59,681
Value added tax (VAT) payable	7,388,582	3,221,702	828,373
Other accrued expenses	1,272	1,484	2,525

	7,728,348	3,318,973	890,579

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

A roll-forward of the Value added tax (VAT) payable is presented below:

VAT Payable		2007	2008	2009
Opening	RMB	29,783	6,050,933	21,980,059
Dr-Paid	RMB	345,810	252,329	62,522
Cr-Accrual	RMB	6,366,961	16,181,455	28,522,832
Balance	RMB	6,050,933	21,980,059	50,440,369
Closing rate		7.3046	6.8225	6.8268
Balance		$828,373	3,221,702	7,388,582

9.	NOTES PAYABLE

The notes payable which were issued by the Company with bank guarantees are secured by the restricted cash.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

10.	PAID-IN CAPITAL

		As of December 31,
		2009		2008		2007
		$		$		$

Registered and fully paid-up	RMB	2,000,000	RMB	2,000,000	RMB	1,000,000

Translate at historical rate		266,101		266,101		120,815

During 2008, the registered capital was increased from RMB1 million to RMB2 million. In December 2008, capital contribution of RMB1 million (equivalent to $145,286) was made. The purpose of increase in registered capital was to provide additional working capital.

11.	PENSION PLANS

The Company contributes on a monthly basis to various defined contribution retirement benefit plans organized by relevant municipal and provincial governments in the PRC.  The municipal and provincial governments undertake to assume the retirement benefit obligations payable to all existing and future retired employees under these plans and the Company has no further obligation for post-retirement benefits beyond the contributions made. Contributions to these plans are expensed as incurred.

During the years ended December 31, 2009, 2008 and 2007, total pension costs recognized were $17,754, $14,194 and $12,487 respectively.

12.	TAXATION

(1)	The types of taxes applicable to the Company’s sale of goods include value added tax (VAT).

Tax Name	Tax basis and applicable rate

VAT	Output VAT is 17% of product sales and taxable services revenue, based on tax laws. The remaining balance of output VAT, after subtracting the deductible input VAT of the period, is VAT payable

As most customers of the Company did not require VAT invoices, the Company postponed the requirement for Input VAT invoices from suppliers to when customers require for Output VAT invoices. This leads the output VAT and input VAT appeared imbalanced with respect to its sales and purchases.

Therefore, the Company was not obligated to remit such amount to the government taxing authority yet. In fact, the Company has not yet received any notice about the VAT settlement from the tax office, and the amount of VAT payable varies with output tax and input tax VAT invoices. However, the Company’s management considered it was necessary to provide for VAT payables on the financial statements to reflect such contingent liability that the Company bore.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

	As of December 31,
	2009	2008	2007
	$	$	$

Value added tax payable	7,388,582	3,221,702	828,373

(2)	Income Tax

Income tax expense for the years ended December 31, 2009, 2008 and 2007 represents the provision for current income tax expenses in the PRC.

A reconciliation of the tax expense applicable to income before tax using the statutory rate of 25% (2007: 33%) to the tax expense at the effective tax rate is as follows:

	Year ended December 31,
	2009	2008	2007
	$	$	$

Income before tax	3,649,770	2,015,043	862,438

Tax at the statutory rate	912,443	503,761	284,605
Others	(6,169)	(1,041)	(3)

Effective income tax expense	906,274	502,720	284,602

There was no unprovided deferred tax in respect of the years and as at the balance sheet dates.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

13.	COMMITMENTS AND CONTINGENCIES

The company is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory surplus reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital.  These reserves are not distributable as cash dividends.  The board of directors of a wholly foreign-owned enterprise has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds.  After the allocation of relevant welfare and funds, the equity owners can distribute the rest of the after-tax profits provided that all the losses of the previous fiscal year have been made up.

The Company leases the office and warehouse under non-cancelable operating lease agreement that expire in 2018. Leases are on a fixed repayment basis. None of the leases includes contingent rentals. Minimum future commitments under the agreement payable as of December 31, 2009 are as follows:

Year ending December 31	$

2010	36,643
2011	36,643
2012	36,643
2013	36,643
2014 and thereafter	155,735

302,307

14.	RELATED PARTY TRANSACTIONS

Apart from the transactions and balances disclosed elsewhere in the financial statements, the Company had no material transactions with its related parties during the years presented.

15.	SEGMENT INFORMATION

No segment information is disclosed as the Company is engaged in the sales of Chinese patent drug, antibiotics, bio-chemicals, chemical preparations and biological. The nature of the products, the type of their customers and their distribution methods are substantially similar. The Company operates in a single segment in the PRC.  All of long-lived assets are located in the PRC.

16.	POST BALANCE SHEET EVENTS

On June 25, 2010, the Company became the wholly-owned subsidiary of First China Pharmaceutical Group Limited (“FCPG-HK”), a company incorporated in Hong Kong with limited liability.

On August 23, 2010, First China Pharmaceutical Group, Inc., a Nevada corporation (“FCPG-US”) which stocks trade on the Over-The-Counter Bulletin Board, entered into a voluntary share exchange transaction with FCPG-HK pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among FCPG-US, on the one hand, and FCPG-HK, the Company and Mr. Zhen Jiang Wang (the “Selling Shareholder”), on the other hand.

KUN MING XIN YUAN TANG PHARMACIES CO. LTD.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(Stated in US Dollars)

Following the Exchange Transaction, the Selling Shareholder will own approximately 25% of FCPG-US’s issued and outstanding common stock, FCPG-HK and the Company will become FCPG-US’s wholly owned subsidiaries, and FCPG-US will acquire the business and operations of FCPG-HK and the Company.